                         PRESS RELEASE RE: TENDER OFFER

FOR IMMEDIATE RELEASE                     CONTACT:  Mike Erikson
November 7, 2001                                    Liberty Media Corporation
                                                    (720) 875-5400


              Liberty Announces Successful Completion of Previously
                 Announced "Modified Dutch Auction" Tender Offer
                  for Notes of United Pan-Europe Communications

     ENGLEWOOD, Colorado - Liberty Media Corporation ("Liberty") today announced that its wholly owned subsidiary, Liberty UPC Bonds, Inc. ("Offeror"), completed its previously announced "Modified Dutch Auction" tender offer for the notes described below issued by UNITED PAN-EUROPE COMMUNICATIONS N.V.

     The offer expired on November 6, 2001 at 11:59 p.m., New York City time. The table below sets forth, for each series of notes subject to the offer, as of the expiration of the offer: (1) the principal amount and currency of each series of notes Offeror accepted; and (2) the purchase price per $1,000 (or Euro1,000 in the case of the Euro-denominated notes) principal amount (or principal amount at maturity, in the case of the discount notes). The purchase prices listed below apply to notes tendered without specifying a price and notes tendered at or below the applicable purchase price.

                                                       PRINCIPAL AMOUNT      PURCHASE PRICE PER $1,000
CURRENCY          SERIES OF NOTES                          ACCEPTED        (OR E1,000) PRINCIPAL AMOUNT
--------          ---------------                      ----------------    ----------------------------
   $      10 7/8% Senior Notes due 2007                  $  56,142,000                 $ 190

   E      10 7/8% Senior Notes due 2007                  E  31,315,000                 E 165

   $      10 7/8% Senior Notes due 2009                  $ 200,951,000                 $ 190

   E      10 7/8% Senior Notes due 2009                  E  69,870,000                 E 170

   $      12 1/2% Senior Discount Notes due 2009         $ 235,200,000                 $ 140

   $      11 1/4% Senior Notes due 2009                  $  39,200,000                 $ 190

   E      11 1/4% Senior Notes due 2009                  E  31,734,000                 E 170

   $      13 3/8% Senior Discount Notes due 2009         $ 149,795,000                 $  70

   E      13 3/8% Senior Discount Notes due 2009         E  64,656,000                 E 110

   $      11 1/4% Senior Notes due 2010                  $  94,967,000                 $ 190

                                                       PRINCIPAL AMOUNT      PURCHASE PRICE PER $1,000
CURRENCY          SERIES OF NOTES                          ACCEPTED        (OR E1,000) PRINCIPAL AMOUNT
--------          ---------------                      ----------------    ----------------------------
   E      11 1/4% Senior Notes due 2010                  E  63,528,000                 E 170

   $      11 1/2% Senior Notes due 2010                  $  72,074,000                 $ 190

   $      13 3/4% Senior Discount Notes due 2010         $ 307,594,000                 $ 120

     The principal amount of notes accepted in the offer for certain series of notes was increased in compliance with applicable law.

     For holders that tendered notes at the purchase price for a particular series of notes, the relevant proration factor for such series of notes is as set forth below. Holders that tendered at less than the purchase price for the foregoing series of notes are not subject to proration.

CURRENCY                SERIES OF NOTES                PRORATION FACTOR
--------                ---------------                ----------------
   $      12 1/2% Senior Discount Notes due 2009             23%

   E      13 3/8% Senior Discount Notes due 2009             96.6%

     Offeror will pay the aggregate purchase price, including accrued interest, if any, through November 8, 2001, to the depositary for those notes accepted for payment on Friday, November 9, 2001, and all notes not accepted for payment will be promptly returned to holders.

     Salomon Smith Barney, Inc. served as the Dealer Manager for the Offer. The Depositary and Information Agent for the Offer was Mellon Investor Services LLC.

     Liberty owns interests in a broad range of video programming, communications and Internet businesses in the United States, Europe, South America and Asia.

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